UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2020

BRAIN SCIENTIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209325	81-0876714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

67-35 St., B520

Brooklyn, New York 11232

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 388-1578

205 East 42nd Street, 14th Floor

New York, New York 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

On March 31, 2020, Brain Scientific Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that the Company entered into an employment agreement with each of Dr. Boris Goldstein and Vadim Sakharov. This Current Report on Form 8-K/A amends the Original 8-K to clarify that the 200,000 options to Mr. Sakharov disclosed in the Original 8-K were not yet granted or approved by the Board of Directors of the Company. The sole change to the Original 8-K related thereto is made to Item 5.02, which is set forth below in its entirety. There are no other modifications or updates to any of the information made in the Original 8-K.

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Boris Goldstein Employment Agreement

On March 25, 2020, the Board of Directors the (“Board”) of Brain Scientific Inc. (the “Company”) approved and ratified the Company entering into an employment agreement, dated as of January 30, 2020, with Boris Goldstein, the Company’s Chairman, Secretary and Executive Vice President (the “Goldstein Employment Agreement”). Under the Goldstein Employment Agreement, Mr. Goldstein will receive an initial annual base salary of $180,000, which shall be reviewed annually and may be increased, but not decreased, by the Compensation Committee of the Board of Directors, or if there be no such Compensation Committee, the Board of Directors (in either case, the “Committee”). In addition, Mr. Goldstein shall be eligible to receive an annual cash bonus equal to a target of 50% of his annual base salary, based on the Company’s achievement of certain performance metrics and goals as may be determined by the Committee in consultation with Mr. Goldstein prior to or promptly following the beginning of each fiscal year. Mr. Goldstein shall also be entitled to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan, program or arrangement generally made available to senior executive officers of the Company, pursuant to which the Company issued to Mr. Goldstein options to purchase 800,000 shares of the Company’s common stock at an exercise price of $0.75 per share, which shall vest ratably on a quarterly basis over the following two years.

In the event Mr. Goldstein’s employment is terminated as a result of death or disability, Mr. Goldstein or his estate shall be provided any earned base salary, any earned but unpaid annual bonus for the year prior to termination (the “Prior Year Bonus”), a pro-rated annual bonus for the year of termination (the “Pro-Rated Bonus), if any, reimbursement of any unpaid business expenses and accrued vacation, and, in the event of termination for disability, all benefits payable under any employee benefit plan applicable at the time of termination.

In the event Mr. Goldstein’s employment is terminated for cause or by Mr. Goldstein without good reason, Mr. Goldstein shall forfeit the right to receive any and all further payments under the Goldstein Employment Agreement, other than the right to receive any unpaid earned annual base salary, the Prior Year Bonus, reimbursement of business expenses and accrued vacation, if any, and benefits payable under any employee benefit plan applicable at the time of termination, in each case as accrued through the date of termination.

In the event Mr. Goldstein’s employment is terminated by Mr. Goldstein for good reason or by the Company without cause, Mr. Goldstein shall be paid (i) his accrued but unpaid annual base salary as of the termination date, (ii) his annual base salary then in effect for a period of 24 months after the date of termination (or 60 months if the termination without cause or for good reason occurs within 24 months of a change of control (as defined in the Goldstein Employment Agreement)), (iii) the target annual bonus for the year of termination, if any, (iv) any unpaid Prior Year Bonus, (v) reimbursement of unpaid business expenses and the dollar value of any unused and accrued vacation days, and (vi) 100% of the cost of premiums for COBRA for a period of 12 months from the date of termination. In addition, 100% of any unvested portion of Mr. Goldstein’s outstanding option grants shall immediately vest and become exercisable and remain exercisable for the periods specified in such option.

The Goldstein Employment Agreement contains customary non-competition and non-solicitation provisions in favor of the Company. Mr. Goldstein also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Vadim Sakharov Employment Agreement

Also on March 25, 2020, the Board of the Company approved and ratified the Company entering into an employment agreement, dated as of January 30, 2020, with Vadim Sakharov, the Company’s President and Chief Technology Officer (the “Sakharov Employment Agreement”). Under the Sakharov Employment Agreement, Mr. Sakharov will receive an initial annual base salary of $60,000, which shall be reviewed annually and may be increased, but not decreased, by the Committee. In addition, Mr. Sakharov shall be eligible to receive an annual cash bonus equal to a target of 50% of his annual base salary, based on the Company’s achievement of certain performance metrics and goals as may be determined by the Committee in consultation with Mr. Sakharov prior to or promptly following the beginning of each fiscal year. Mr. Sakharov shall also be entitled to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan, program or arrangement generally made available to senior executive officers of the Company, pursuant to which the Company intend to issue to Mr. Sakharov options to purchase 200,000 shares of the Company’s common stock, upon approval of the Board of Directors of the Company.

In the event Mr. Sakharov’s employment is terminated as a result of death or disability, Mr. Sakharov or his estate shall be provided any earned base salary, any earned but unpaid annual bonus for the year prior to termination (the “Prior Year Bonus”), a pro-rated annual bonus for the year of termination (the “Pro-Rated Bonus), if any, reimbursement of any unpaid business expenses and accrued vacation, and, in the event of termination for disability, all benefits payable under any employee benefit plan applicable at the time of termination.

In the event Mr. Sakharov’s employment is terminated for cause or by Mr. Sakharov without good reason, Mr. Sakharov shall forfeit the right to receive any and all further payments under the Sakharov Employment Agreement, other than the right to receive any unpaid earned annual base salary, the Prior Year Bonus, reimbursement of business expenses and accrued vacation, if any, and benefits payable under any employee benefit plan applicable at the time of termination, in each case as accrued through the date of termination.

In the event Mr. Sakharov’s employment is terminated by Mr. Sakharov for good reason or by the Company without cause, Mr. Sakharov shall be paid (i) his accrued but unpaid annual base salary as of the termination date, (ii) his annual base salary then in effect for a period of 4 months after the date of termination (or 6 months if the termination without cause or for good reason occurs within 24 months of a change of control (as defined in the Sakharov Employment Agreement)), (iii) the target annual bonus for the year of termination, if any, (iv) any unpaid Prior Year Bonus, (v) reimbursement of unpaid business expenses and the dollar value of any unused and accrued vacation days, and (vi) 100% of the cost of premiums for COBRA for a period of 12 months from the date of termination. In addition, 100% of any unvested portion of Mr. Sakharov’s outstanding option grants shall immediately vest and become exercisable and remain exercisable for the periods specified in such option.

The Sakharov Employment Agreement contains customary non-competition and non-solicitation provisions in favor of the Company. Mr. Sakharov also agreed to customary terms regarding confidentiality and ownership of intellectual property.

The foregoing are summaries only of the material terms of the Goldstein Employment Agreement and Sakharov Employment Agreement, and is qualified in its entirety by reference to the full text of the Goldstein Employment Agreement and Sakharov Employment Agreement, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2020

BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board, Secretary and Executive VP

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